UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2011

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Riverneck Road, Chelmsford, Massachusetts 01824

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2011, Mercury Computer Systems, Inc. (the “Company”) entered into an amendment to its loan and security agreement (as amended, the “Amended Loan Agreement”) with Silicon Valley Bank.

Summary of the Amendment

The amendment extended the term of the Company’s revolving line of credit for an additional two years, to February 11, 2014, terminated the $20.0 million available for term loans under the original loan agreement, and increased the original $15.0 million revolving line of credit to $35.0 million. The amendment also included modifications to the financial covenants as summarized below.

Summary of the Amended Loan Agreement

The following summary of the Amended Loan Agreement is qualified in its entirety by reference to the first loan modification agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and the loan and security agreement that was filed as exhibit 10.1 to the Current Report on Form 8-K filed on February 19, 2010.

Pursuant to the Amended Loan Agreement, Silicon Valley Bank (the “Lender”) provides the Company with a $35.0 million revolving line of credit (the “Revolver”). The Company may use the borrowings under the Revolver for general business purposes, including but not limited to working capital, acquisitions, and capital expenditures. The Revolver is available for borrowing until the February 11, 2014 maturity date. Interest is payable monthly and principal is due at maturity.

The interest rates include various rate options that are available to the Company. The rates are calculated using a combination of conventional base rate measures plus a margin over those rates. The base rates consist of LIBOR rates and prime rates. The actual rates will depend on the level of these underlying rates plus a margin based on the Company’s leverage at the time of borrowing.

Borrowings under the Amended Loan Agreement are secured by a first priority security interest in all of the Company’s domestic assets, including intellectual property, but limited to 65% of the voting stock of foreign subsidiaries. The Company’s Mercury Federal Systems, Inc. and LNX Corporation subsidiaries are guarantors and have granted security interests in their respective assets in favor of the Lender. The Lender may require Mercury Computer Systems Limited, the Company’s United Kingdom subsidiary, or Nihon Mercury Computer Systems, K.K., the Company’s Japanese subsidiary, to provide a guaranty in the future if the cash or assets of such subsidiaries exceed specified levels.

The Amended Loan Agreement provides for conventional affirmative and negative covenants, including a minimum quick ratio of 1.0 to 1.0 and a $15.0 million minimum trailing four quarter cash flow covenant through and including June 30, 2012 (with $17.5 million of minimum cash flow required thereafter). In addition, the Amended Loan Agreement contains certain customary representations and warranties, and events of default.

The Company did not borrow at the March 30, 2011 closing date of the Amended Loan Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Loan Modification Agreement dated March 30, 2011 between Mercury Computer Systems, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 1, 2011	MERCURY COMPUTER SYSTEMS, INC.

	By:	/s/ Robert E. Hult
Robert E. Hult
Senior Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	First Loan Modification Agreement dated March 30, 2011 between Mercury Computer Systems, Inc. and Silicon Valley Bank.

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